UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 25, 2006

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2006, Devcon International Corp. (the “Company”) received a letter from the Nasdaq Stock Market notifying the Company that, due to the resignation of James R. Cast from the Company’s Board of Directors, the Company no longer had a majority independent board and accordingly does not comply with the majority independent board requirement set forth in Marketplace Rule 4350. In accordance with Marketplace Rule 4350(c)(1), the Company is provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or January 23, 2007, in order to regain compliance. If the Company does not regain compliance with the majority independent board requirement of Marketplace Rule 4350 within this period, Nasdaq will provide the Company with written notification that the Company’s securities will be delisted.

The Company has begun a search for a qualified candidate to sit in the seat vacated by Mr. Cast and expects to be in compliance with Marketplace Rule 4350 prior to the deadline set by Nasdaq.

A copy of the press release issued on January 31, 2006, announcing receipt of the Nasdaq notice, is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

The Company is attaching a copy of a press release issued January 31, 2006 as Exhibit 99.1 announcing receipt of the Nasdaq notice.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits

99.1	Press Release Issued by the Company on January 31, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: January 31, 2006	By:	/s/ Stephen J. Ruzika
	Name:	Stephen J. Ruzika
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Issued by the Company on January 31, 2006

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